UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016 (July 26, 2016)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On July 26, 2016, management of Peoples Bancorp Inc. (“Peoples”) conducted a facilitated conference call at approximately 11:00 a.m., Eastern Daylight Saving Time, to discuss results of operations for the quarter and six months ended June 30, 2016. A replay of the conference call audio will be available on Peoples’ website, www.peoplesbancorp.com, in the “Investor Relations” section for one year. A copy of the transcript of the conference call is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 and Exhibit 99.1 included with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

During the conference call, management referred to non-Generally Accepted Accounting Principles ("GAAP") financial measures that are used by management to provide information useful to investors in understanding Peoples' operating performance and trends, and to facilitate comparisons with the performance of Peoples' peers. The following tables show the differences between the non-GAAP financial measures referred to during the conference call and the most directly comparable GAAP-based financial measures.

NON-GAAP FINANCIAL MEASURES

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in $000’s)	2016	2016	2015	2016	2015

Core non-interest expenses:
Total non-interest expense	26,505	26,282	28,778	52,787	61,692
Less: Core conversion associated costs	90	—	—	90	—
Less: Acquisition-related costs	—	—	732	—	9,775
Less: Pension settlement charges	—	—	103	—	372
Less: Other non-core charges	—	—	185	—	185
Core non-interest expenses	26,415	26,282	27,758	52,697	51,360

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in $000’s)	2016	2016	2015	2016	2015

Efficiency ratio:
Total non-interest expense	26,505	26,282	28,778	52,787	61,692
Less: Amortization of intangible assets	1,007	1,008	1,144	2,015	1,817
Adjusted non-interest expense	25,498	25,274	27,634	50,772	59,875

Total non-interest income	12,367	13,054	11,926	25,421	23,434

Net interest income	26,308	25,767	24,793	52,075	46,212
Add: Fully tax-equivalent adjustment	502	508	527	1,010	936
Net interest income on a fully taxable-equivalent basis	26,810	26,275	25,320	53,085	47,148

Adjusted revenue	39,177	39,329	37,246	78,506	70,582

Efficiency ratio	65.08%	64.26%	74.19%	64.67%	84.83%

Efficiency ratio adjusted for non-core charges:
Core non-interest expenses	26,415	26,282	27,758	52,697	51,360
Less: Amortization of intangible assets	1,007	1,008	1,144	2,015	1,817
Adjusted non-interest expense	25,408	25,274	26,614	50,682	49,543

Adjusted revenue	39,177	39,329	37,246	78,506	70,582

Efficiency ratio adjusted for non-core charges	64.85%	64.26%	71.45%	64.56%	70.19%

At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s)	2016	2016	2015	2015	2015

Tangible Equity:
Total stockholders' equity, as reported	$437,753	$428,486	$419,789	$424,760	$418,164
Less: goodwill and other intangible assets	147,971	148,997	149,617	151,339	151,169
Tangible equity	$289,782	$279,489	$270,172	$273,421	$266,995

Tangible Assets:
Total assets, as reported	$3,333,455	$3,294,929	$3,258,970	$3,228,830	$3,210,425
Less: goodwill and other intangible assets	147,971	148,997	149,617	151,339	151,169
Tangible assets	3,185,484	3,145,932	3,109,353	3,077,491	3,059,256

Tangible Book Value per Common Share:
Tangible equity	$289,782	$279,489	$270,172	$273,421	$266,995
Common shares outstanding	18,185,708	18,157,932	18,404,864	18,400,809	18,391,575

Tangible book value per common share	$15.93	$15.39	$14.68	$14.86	$14.52

Tangible Equity to Tangible Assets Ratio:
Tangible equity	$289,782	$279,489	$270,172	$273,421	$266,995
Tangible assets	$3,185,484	$3,145,932	$3,109,353	$3,077,491	$3,059,256

Tangible equity to tangible assets	9.10%	8.88%	8.69%	8.88%	8.73%

Item 7.01    Regulation FD Disclosure

From time-to-time between July 29, 2016 and September 30, 2016, the management team of Peoples Bancorp Inc. ("Peoples"), including the President and Chief Executive Officer, and the Executive Vice President, Chief Financial Officer and Treasurer, intend to conduct one or more meetings with investors and analysts. These individuals intend to use an investor presentation containing financial data and other information regarding Peoples to assist the investors and analysts with their understanding of the business and financial performance of Peoples. A copy of the investor presentation is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K is being furnished under Item 7.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01     Other Events

On July 28, 2016, Peoples issued a news release announcing that the Board of Directors declared a quarterly dividend of $0.16 per common share. A copy of the news release is included as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable.

d) Exhibits
See Index to Exhibits below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	July 29, 2016	By:/s/	JOHN C. ROGERS
John C. Rogers

Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Transcript of conference call conducted by management of Peoples Bancorp Inc. on July 26, 2016 to discuss results of operations for the quarter and year period ended June 30, 2016
99.2	2nd Quarter 2016 Investor Presentation
99.3	News Release issued by Peoples Bancorp Inc. on July 28, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules or exhibits will be furnished supplementally to the SEC upon its request.